Exhibit 99.4

CHINA ONLINE EDUCATION GROUP
6th Floor Deshi Building North,
Shangdi Street, Haidian District,
Beijing 100085, People’s Republic of China

January 21, 2016

Confidential

Office of the Chief Accountant

Division of Corporation Finance

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: China Online Education Group — Waiver Request and Representations

Dear Sir/Madam,

The undersigned, China Online Education Group, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter in connection with the Company’s expected confidential submission of its revised draft registration statement on Form F-1 (the “Draft Registration Statement”) on or about January 29, 2016, relating to a proposed initial public offering in the United States of the Company’s American depositary shares (“ADSs”) representing ordinary shares via EDGAR to the Securities and Exchange Commission (the “Commission”) for confidential review pursuant to the Jumpstart Our Business Startups Act.

The Company will include in the Draft Registration Statement its audited consolidated financial statements as of December 31, 2013 and 2014 and for each of the two years ended December 31, 2013 and 2014, and unaudited interim condensed consolidated financial statements as of September 30, 2015 and for each of the nine-month periods ended September 30, 2014 and 2015.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the Registration Statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at

http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance (the “Staff”) at Section III.B.c, in which the Staff note that:

“the instruction indicates that the Staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

In connection with this waiver request, the Company represents to the Commission that:

1.                                      The Company is not currently a public reporting company in any jurisdiction.

2.                                      The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any period apart from the audited financial statements to be included in the Draft Registration Statement.

3.                                      Compliance with Item 8.A.4 of Form 20-F by the end of January 2016, less than one month after the end of the Company’s latest fiscal year, is impracticable and involves undue hardship for the Company.

4.                                      The Company does not anticipate that its audited financial statements for the year ended December 31, 2015 will be available until March 2016.

5.                                      In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company will file this letter as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

China Online Education Group

/s/ Jack Jiajia Huang
By: Jack Jiajia Huang
Title: Chairman of the Board of Directors and the Chief Executive Officer

[Signature Page to Waiver Request and Representations]